Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Drew Brown / Jonathan Dooley
Jon Levenson, Senior Vice President	Sand Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@Validusre.bm
Roddy Watt / Tony Friend
College Hill
+44 (0) 207-457-2020
VALIDUS ANNOUNCES THIRD QUARTER NET OPERATING LOSS OF $53.1 MILLION
AND NET LOSS OF $126.3 MILLION
Diluted Book Value Per Share of $23.58 at September 30, 2008
Hamilton, Bermuda, November 6, 2008 — Validus Holdings Limited (“Validus”) (NYSE: VR) today reported net (loss) for the quarter ended September 30, 2008 of ($126.3) million, or ($1.71) per diluted common share, compared with net income of $136.5 million, or $1.90 per diluted common share, for the quarter ended September 30, 2007. Net income for the nine months ended September 30, 2008 was $16.1 million, or $0.14 per diluted share, compared with $264.0 million, or $4.11 per diluted share, for the corresponding period in 2007.
Net operating (loss) for the third quarter of 2008 was ($53.1) million, or ($0.73) per diluted share, compared with net operating income of $127.9 million, or $1.78 per diluted common share, for the quarter ended September 30, 2007. Operating income for the nine months ended September 30, 2008 was $124.1 million, or $1.53 per diluted share, compared with $256.8 million, or $4.00 per diluted common share, for the nine months ended September 30, 2007.
Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
Operating results of Talbot have been included in the consolidated financial statements from the acquisition date of July 2, 2007. Further, the 2008 Validus data gives effect to the initial public offering which was consummated on July 30, 2007.
Ed Noonan, Chairman and Chief Executive Officer of Validus commented: “As a result of the global financial crisis and large storm losses of the third quarter, we see 2009 as a very strong year for the short tail classes which are Validus’ focus. The strength of our risk management and flexible global operating platform uniquely position Validus to capitalize on the improving market. Despite reporting our first ever quarterly loss, Validus has grown diluted book value per share plus accumulated dividends 8.1% over the past twelve months. Our performance versus peer companies continues to be top quartile.”
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Third quarter 2008 results
Highlights for the third quarter include the following:
•	Gross premiums written increased by 9.8% to $269.2 million from $245.3 million, due primarily to reinstatement premiums of $19.7 million recorded following Hurricanes Ike and Gustav;

•	Net premiums earned increased by 14.8% to $339.3 million from $295.5 million, due primarily to reinstatement premiums recorded following Hurricanes Ike and Gustav;

•	Combined ratio of 122.3% which included $26.1 million of favorable prior year loss reserve development, benefitting the loss ratio by 7.7 percentage points, and losses of $205.5 million on Hurricanes Ike and Gustav, adding 60.6 percentage points to the loss ratio;

•	Net loss of $126.3 million reflected a decrease of $262.8 million from net income of $136.5, reflecting losses net of reinstatement premium of $185.9 million on Hurricanes Ike and Gustav, increased losses on the investment portfolio of $37.0 million, and an increase in foreign exchange losses of $50.8 million; and

•	Annualized return on average equity of (25.4)% and annualized net operating return on average equity of (10.7)%;
Highlights for the nine months ended September 30, 2008 include the following:
•	Gross premiums written increased by 46.8% to $1.2 billion from $797.6 million, due to the addition of Talbot which added $556.3 million of gross premiums written and offset by reduced gross premiums written in the Validus Re segment;

•	Net premiums earned increased by 74.1% to $940.5 million from $540.0 million, due primarily to the addition of Talbot which added $451.3 million of net premiums earned;

•	Combined ratio of 93.1% which included $50.0 million of favorable prior year loss reserve development, benefitting the loss ratio by 5.3 percentage points, and losses of $205.5 million on Hurricanes Ike and Gustav, adding 21.9 percentage points to the loss ratio;

•	Investment income increased by 45.5% to $108.9 million from $74.8 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Net income of $16.1 million reflected a decrease of $247.9 million, reflecting losses of $185.9 million on Hurricanes Ike and Gustav, increased losses on the investment portfolio of $84.9 million, and an increase in foreign exchange losses of $45.1 million; and

•	Annualized return on average equity of 1.1% and annualized net operating return on average equity of 8.4%;
Net impact of Hurricanes Ike and Gustav
The Company recorded $185.9 million of net negative impact from hurricanes Ike and Gustav in
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

the third quarter of 2008. Net negative impact includes the sum of estimates of net claims and claim expenses incurred, and earned reinstatement premiums assumed and ceded. These amounts are based on management’s estimates following a review of the Company’ potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates.
See the supplemental financial data below for additional information detailing the net negative impart from hurricanes Ike and Gustav on the Company’s consolidated financial statements and its Validus Re and Talbot segment results.

			Total Effect on
	Net Losses and	Net	Net Income
	Loss Expenses	Reinstatement	(Loss)
	(a)	Premiums	(b)
	(Dollars in thousands)
Hurricane Ike
Validus Re — Hurricane Ike
Property	$120,286	$(13,867)	$106,419
Marine	36,778	(4,098)	32,680
Specialty	125	—	125

All lines	157,189	(17,965)	139,224

Talbot — Hurricane Ike
Property	15,161	(386)	14,775
Marine	10,478	(6)	10,472
Specialty	544	—	544

All lines	26,183	(392)	25,791

Total — Hurricane Ike
Property	135,447	(14,253)	121,194
Marine	47,256	(4,104)	43,152
Specialty	669	—	669

All lines	$183,372	$(18,357)	$165,015

Hurricane Gustav
Validus Re — Hurricane Gustav
Property	$13,946	$(1,303)	$12,643
Marine	1,500	—	1,500
Specialty	—	—	—

All lines	15,446	(1,303)	14,143

Talbot — Hurricane Gustav
Property	3,695	—	3,695
Marine	2,500	—	2,500
Specialty	500	—	500

All lines	6,695	—	6,695

Total — Hurricane Gustav
Property	17,641	(1,303)	16,338
Marine	4,000	—	4,000
Specialty	500	—	500

All lines	$22,141	$(1,303)	$20,838

Hurricanes Ike and Gustav
Property	$153,088	$(15,556)	$137,532
Marine	51,256	(4,104)	47,152
Specialty	1,169	—	1,169

All lines	$205,513	$(19,660)	$185,853

(a)	- Net of reinsurance and other recoveries

(b)	- Net of reinstatement premiums, reinsurance, and other recoveries.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Re Segment Results
Gross premiums written during the third quarter of 2008 were $125.0 million, an increase of $22.8 million from $102.2 million in the third quarter of 2007. Gross premiums written were comprised of $97.5 million of property premiums, $19.2 million of marine premiums and $8.3 million of specialty premiums compared to $86.6 million of property premiums, $8.3 million of marine premiums and $7.3 million of specialty premiums in the third quarter of 2007.
Net premiums earned for the third quarter of 2008 were $181.4 million compared to $152.0 million for the third quarter of 2007, an increase of $29.4 million or 19.3%. The increase in net premiums earned primarily reflects the benefit of reinstatement premiums resulting form Hurricanes Ike and Gustav.
The combined ratio increased to 139.7% from 44.1% in the third quarter of 2007. This increase was primarily due to losses on Hurricanes Ike and Gustav. Losses related to Hurricanes Ike and Gustav represented 86.7 percentage points and 8.5 percentage points of the loss ratio, respectively. The loss ratio of 119.7% also included favorable prior year loss reserve development of $3.5 million (representing 1.9 percentage points on the loss ratio).
Gross premiums written during the first nine months of 2008 were $643.9 million, a decrease of $10.7 million from $654.6 million in the first nine months of 2007. Gross premiums written were comprised of $472.0 million of property premiums, $111.9 million of marine premiums and $60.0 million of specialty premiums compared to $482.1 million of property premiums, $118.6 million of marine premiums and $53.9 million of specialty premiums in the third quarter of 2007. The decreases in property and marine premiums written were primarily driven by reduced market pricing, increased client retentions and reduced participation on certain property proportional treaties, partially offset by the benefit of reinstatement premiums resulting form Hurricanes Ike and Gustav.
Net premiums earned for the first nine months of 2008 were $489.2 million compared to $396.5 million for first nine months of 2007, an increase of $92.6 million or 23.4%. The increase in net premiums earned reflects the benefit of earning premiums written in 2007 and the benefit of reinstatement premiums resulting form Hurricanes Ike and Gustav.
The combined ratio increased to 87.7% from 50.8% in the first nine months of 2007. This increase was primarily due to losses on Hurricanes Ike and Gustav. Losses related to Hurricanes Ike and Gustav represented 32.1 percentage points and 3.2 percentage points of the loss ratio, respectively. The loss ratio of 66.4% also included favorable prior year loss reserve development of $8.9 million (representing 1.8 percentage points on the loss ratio).
Talbot Segment Results
Gross premiums written during the third quarter of 2008 were $157.3 million, compared to $143.0 million for the third quarter of 2007. Gross premiums written were comprised of $35.2 million of property premiums, $66.7 million of marine premiums and $55.4 million of specialty premiums compared to $28.6 million of property premiums, $55.0 million of marine premiums and $59.5 million of specialty premiums in the third quarter of 2007.
Net premiums earned for the third quarter of 2008 were $157.9 million compared to $143.5 million for the third quarter of 2007, an increase of $14.4 million or 10.0%. During the three months ended September 30, 2007, reductions were made to prior period gross premium written estimates, resulting in reduced earned premiums during that period.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

The combined ratio increased to 97.7% from 75.2% in the third quarter of 2007. This increase was primarily due to losses on Hurricanes Ike and Gustav. Losses related to Hurricanes Ike and Gustav represented 16.6 percentage points and 4.2 percentage points of the loss ratio, respectively. The loss ratio of 64.2% included favorable prior year loss reserve development of $22.6 million (representing 14.3 percentage points on the loss ratio).
Gross premiums written during the first nine months of 2008 were $556.3 million, compared to $143.0 million for the first nine months of 2007. The increase was due to the acquisition of Talbot at the beginning of the second quarter of 2007. Gross premiums written for the first nine months of 2008 were comprised of $123.0 million of property premiums, $230.8 million of marine premiums and $202.6 million of specialty premiums.
Net premiums earned for the first nine months of 2008 were $451.3 million compared to $143.5 million for the first nine months of 2007. The increase was due to the acquisition of Talbot at the beginning of the second quarter of 2007.
The combined ratio increased to 92.9% from 75.2% in the third quarter of 2007. This increase was primarily due to losses on Hurricanes Ike and Gustav. Losses related to Hurricanes Ike and Gustav represented 5.8 percentage points and 1.5 percentage points of the loss ratio, respectively. The loss ratio of 56.7% included favorable prior year loss reserve development of $41.1 million (representing 9.1 percentage points on the loss ratio).
Corporate Segment Results
Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs from the junior subordinated deferrable debentures, and other costs relating to the Company as a whole. General and administrative expenses for the three months ended September 30, 2008 were $4.3 million compared to $7.0 million for the three months ended September 30, 2007. Stock compensation expenses for the three months ended September 30, 2008 were $3.0 million compared to $4.1 million for the three months ended September 30, 2007.
General and administrative expenses for the nine months ended September 30, 2008 were $15.3 million compared to $15.3 million for the nine months ended September 30, 2007. Stock compensation expenses for the nine months ended September 30, 2008 were $11.9 million compared to $6.5 million for the nine months ended September 30, 2007, which primarily reflects the added cost from the Employee Seller shares issued to Talbot employees as part of the acquisition.
Investments
Net investment income increased in the first nine months of 2008 due to higher investment balances resulting from the addition of Talbot and from funds generated from operations.
Investment income was $36.4 million in the third quarter of 2008 compared to $36.6 million in the third quarter of 2007. Net investment income decreased as a result of reduced market yields. Net realized losses on investments were $13.7 million, compared to $1.0 of net realized gains in the third quarter of 2007. Investment income was $108.9 million in the first nine months of 2008 compared to $74.8 million in the first nine months of 2007, an increase of 45.5%, or $34.1 million. Net realized losses on investments were $8.3 million, compared to $0.8 of net realized gains in the first nine months of 2007.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

The Company recorded $14.6 million of net unrealized losses in the three months ended September 30, 2008 and $72.6 million in the nine months ended September 30, 2008. The Company recorded $7.7 million net unrealized gains in the three months ended September 30, 2007 and $3.1 million net unrealized gains in the nine months ended September 30, 2007. The net unrealized losses in the three months and nine months ended September 30, 2008 resulted primarily from market value declines due to spreads widening as a result of extreme volatility in the financial markets.
Finance Expenses
Finance expenses for the quarter ended September 30, 2008 were $14.5 million, decreasing from $17.9 million in the three months ended September 30, 2007. Finance expenses consist of interest due on outstanding debt, the amortization of debt offering expenses and offering discount fees relating to the Company’s credit facility, and third-party capital costs for Talbot. The decrease primarily relates to the decrease in the amount of outstanding debt, and a decrease in the amount of third-party capital for Talbot.
Finance expenses for the nine months ended September 30, 2008 were $48.8 million, increasing from $26.3 million in the nine months ended September 30, 2007. The increase partially relates to the inclusion of Talbot in the consolidated financial statements effective with the beginning of the third quarter of 2007. Talbot’s third-party capital costs were $25.7 million in the first nine months of 2008. In addition, the increase in finance expenses is partially attributable to the issuance of junior subordinated deferrable debentures in the second quarter of 2007.
Shareholders’ Equity and Capitalization
At September 30 2008, shareholders’ equity was $1.9 billion. Diluted book value per common share was $23.58 and book value per common share was $25.60 compared to $24.00 and $26.08, respectively, at December 31, 2007. Diluted book value per share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Total capitalization at September 30, 2008 was $2.2 billion, including $304.3 million of junior subordinated deferrable debentures.
Conference Call
We will host a conference call for analysts and investors on Friday, November 7, 2008 at 11:00 AM (Eastern) to discuss the third quarter financial results and related matters. The conference call can be accessed via telephone by dialing 1-800-860-2442 (toll-free U.S.) or 1-412-858-4600 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 24, 2008 by dialing 1-877-344-7529 and entering the pass code 423509#.
This conference call will also be available through a live audio webcast accessible through the Investor Information section of our website at www.validusre.bm. In addition, a financial supplement relating to our financial results for the quarter ended September 30, 2008 is available in the Investor Information section of our website.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Re is rated “A-” (“Excellent”) by A.M. Best. For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at September 30, 2008 (unaudited) and December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	September 30,	December 31,
	2008	2007
Assets
Fixed maturities, at fair value	$2,595,476	$2,411,398
Short-term investments, at fair value	325,273	250,623
Cash and cash equivalents	335,367	444,698

Total cash and investments	3,256,116	3,106,719
Premiums receivable	529,039	401,241
Deferred acquisition costs	129,946	105,562
Prepaid reinsurance premiums	49,824	22,817
Securities lending collateral	158,411	164,324
Loss reserves recoverable	173,463	134,404
Paid losses recoverable	3,516	7,810
Net receivable for investments sold	11,820	—
Taxes recoverable	2,331	3,325
Goodwill and other intangible assets	148,651	151,772
Accrued investment income	15,596	19,960
Other assets	30,883	26,290

Total assets	$4,509,596	$4,144,224

Liabilities
Reserve for losses and loss expenses	$1,272,844	$926,117
Unearned premiums	693,304	557,344
Reinsurance balances payables	53,253	36,848
Securities lending payable	161,727	164,324
Deferred taxation	21,117	16,663
Net payable for investments purchased	—	31,426
Accounts payable and accrued expenses	86,440	126,702
Debentures payable	304,300	350,000

Total liabilities	2,592,985	2,209,424

Commitments and contingent liabilities

Shareholders’ equity
Ordinary shares	13,104	12,985
Additional paid-in capital	1,403,904	1,384,604
Accumulated other comprehensive income (loss)	(1,528)	(49)
Retained earnings	501,131	537,260

Total shareholders’ equity	1,916,611	1,934,800

Total liabilities and shareholders’ equity	$4,509,596	$4,144,224

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income
For the three and nine months September 30, 2008 and 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Revenues
Gross premiums written	$269,236	$245,271	$1,170,749	$797,641
Reinsurance premiums ceded	(35,139)	(7,906)	(121,438)	(65,644)

Net premiums written	234,097	237,365	1,049,311	731,997
Change in unearned premiums	105,229	58,161	(108,823)	(191,949)

Net premiums earned	339,326	295,526	940,488	540,048
Net investment income	36,379	36,560	108,857	74,799
Realized gain on repurchase of debentures	—	—	8,752	—
Net realized (losses) gains on investments	(13,667)	1,010	(8,348)	823
Net unrealized losses on investments	(14,649)	7,681	(72,608)	3,136
Other income	1,269	1,330	3,666	1,330
Foreign exchange gains	(44,933)	5,818	(35,843)	9,210

Total revenues	303,725	347,925	944,964	629,346

Expenses
Losses and loss expense	318,464	87,263	580,578	176,426
Policy acquisition costs	60,425	50,945	173,545	81,000
General and administrative expenses	30,120	44,793	101,139	67,088
Share compensation expense	6,012	6,132	19,818	10,054
Finance expenses	14,517	17,886	48,796	26,331
Fair value of warrants issued	—	2,893	—	2,893

Total expenses	429,538	209,912	923,876	363,792

Net (loss) income before taxes	(125,813)	138,013	21,088	265,554
Taxes	487	1,488	4,992	1,527

Net(loss) income	$(126,300)	$136,525	$16,096	$264,027

Comprehensive income
Foreign currency translation adjustments	(1,556)	(640)	(1,479)	(640)

Comprehensive (loss) income	$(127,856)	$135,885	$14,617	$263,387

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	74,864,724	69,107,336	74,435,840	62,024,179
Diluted	74,864,724	71,868,835	77,922,718	64,243,860

Basic (loss) earnings per share	$(1.71)	$1.98	$0.15	$4.26

Diluted (loss) earnings per share	$(1.71)	$1.90	$0.14	$4.11

Cash dividends declared per share	$0.20	$—	$0.60	$—

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended September 30, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended September 30 2008
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$125,029	$157,307	$(13,100)	$269,236
Reinsurance premiums ceded	(36,286)	(11,953)	13,100	(35,139)

Net premiums written	88,743	145,354	—	234,097
Change in unearned premiums	92,653	12,576		105,229

Net premiums earned	181,396	157,930	—	339,326
Losses and loss expense	217,081	101,383	—	318,464
Policy acquisition costs	26,520	34,026	(121)	60,425
General and administrative expenses	7,972	17,851	4,297	30,120
Stock compensation expenses	1,809	1,164	3,039	6,012

Underwriting (loss) income	$(71,986)	$3,506	$(7,215)	$(75,695)

Net investment income	25,984	11,737	(1,342)	36,379
Other income	121	1,269	(121)	1,269
Finance expenses	(213)	(7,201)	(7,103)	(14,517)

Operating (loss) income before taxes	(46,094)	9,311	(15,781)	(52,564)
Taxes	31	456	—	487

Net operating income (loss)	$(46,125)	$8,855	$(15,781)	$(53,051)

Net realized gains on investments	(12,528)	(1,139)	—	(13,667)
Net unrealized (losses) gains on investments	(15,946)	1,297	—	(14,649)
Foreign exchange losses	(22,919)	(22,014)	—	(44,933)

Net (loss) income	$(97,518)	$(13,001)	$(15,781)	$(126,300)

Loss and loss expense ratio	119.7%	64.2%		93.9%
Policy acquisition cost ratio	14.6%	21.5%		17.8%
General and administrative expense ratio	5.4%	12.0%		10.6%

Expense ratio	20.0%	33.5%		28.4%

Combined ratio	139.7%	97.7%		122.3%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended September 30, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended September 30, 2007
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$102,229	$143,042	$—	$245,271
Reinsurance premiums ceded	(7,291)	(615)	—	(7,906)

Net premiums written	94,938	142,427	—	237,365
Change in unearned premiums	57,055	1,106	—	58,161

Net premiums earned	151,993	143,533	—	295,526
Losses and loss expense	38,131	49,132	—	87,263
Policy acquisition costs	18,161	32,784	—	50,945
General and administrative expenses	9,527	25,258	7,008	41,793
Stock compensation expenses	1,281	731	4,120	6,132

Underwriting income (loss)	$84,893	$35,628	$(11,128)	$109,393

Net investment income	22,706	13,360	494	36,560
Other income	—	1,330	—	1,330
Finance expenses	(174)	(8,858)	(8,854)	(17,886)

Operating income (loss) before taxes	107,425	41,460	(19,488)	129,397
Taxes	8	1,480	—	1,488

Net operating income (loss)	$107,417	$39,980	$(19,488)	$127,909

Net realized losses on investments	1,122	(112)	—	1,010
Net unrealized losses on investments	5,881	1,800	—	7,681
Foreign exchange gains	4,372	1,446	—	5,818
Fair value of warrants	—	—	(2,893)	(2,893)
Aquiline termination fee	—	—	(3,000)	(3,000)

Net income (loss)	$118,792	$43,114	$(25,381)	$136,525

Loss and loss expense ratio	25.1%	34.2%		29.5%
Policy acquisition cost ratio	11.9%	22.8%		17.2%
General and administrative expense ratio	7.1%	18.1%		16.3%

Expense ratio	19.0%	40.9%		33.5%

Combined ratio	44.1%	75.2%		63.0%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the nine months ended September 30, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Nine months ended September 30, 2008
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$643,898	$556,335	$(29,484)	$1,170,749
Reinsurance premiums ceded	(61,237)	(89,685)	29,484	(121,438)

Net premiums written	582,661	466,650	—	1,049,311
Change in unearned premiums	(93,498)	(15,325)	—	(108,823)

Net premiums earned	489,163	451,325	—	940,488
Losses and loss expense	324,673	255,905	—	580,578
Policy acquisition costs	72,232	101,458	(145)	173,545
General and administrative expenses	27,306	58,561	15,272	101,139
Stock compensation expenses	4,632	3,266	11,920	19,818

Underwriting income (loss)	$60,320	$32,135	$(27,047)	$65,408

Net investment income	76,736	34,445	(2,324)	108,857
Other income	145	3,666	(145)	3,666
Finance expenses	(655)	(25,821)	(22,320)	(48,796)

Operating income (loss) before taxes	136,546	44,425	(51,836)	129,135
Taxes	78	4,914	—	4,992

Net operating income (loss)	$136,468	$39,511	$(51,836)	$124,143

Realized gain on repurchase of debentures	—	—	8,752	8,752
Net realized (losses) gains on investments	(13,711)	5,363	—	(8,348)
Net unrealized losses on investments	(58,617)	(13,991)	—	(72,608)
Foreign exchange losses	(15,647)	(20,196)	—	(35,843)

Net income (loss)	$48,493	$10,687	$(43,084)	$16,096

Loss and loss expense ratio	66.4%	56.7%		61.7%
Policy acquisition cost ratio	14.8%	22.5%		18.5%
General and administrative expense ratio	6.5%	13.7%		12.9%

Expense ratio	21.3%	36.2%		31.4%

Combined ratio	87.7%	92.9%		93.1%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the nine months ended September 30, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Nine months ended September 30, 2007
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$654,599	$143,042	$—	$797,641
Reinsurance premiums ceded	(65,029)	(615)	—	(65,644)

Net premiums written	589,570	142,427	—	731,997
Change in unearned premiums	(193,055)	1,106	—	(191,949)

Net premiums earned	396,515	143,533	—	540,048
Losses and loss expense	127,294	49,132	—	176,426
Policy acquisition costs	48,216	32,784	—	81,000
General and administrative expenses	23,553	25,258	15,277	64,088
Stock compensation expenses	2,824	731	6,499	10,054

Underwriting income (loss)	$194,628	$35,628	$(21,776)	$208,480

Net investment income	60,942	13,360	497	74,799
Other income	—	1,330	—	1,330
Finance expenses	(1,143)	(8,858)	(16,330)	(26,331)

Operating income (loss) before taxes	254,427	41,460	(37,609)	258,278
Taxes	47	1,480	—	1,527

Net operating income (loss)	$254,380	$39,980	$(37,609)	$256,751

Net realized losses on investments	935	(112)	—	823
Net unrealized losses on investments	1,336	1,800	—	3,136
Foreign exchange gains	7,764	1,446	—	9,210
Fair value of warrants	—	—	(2,893)	(2,893)
Aquiline termination fee	—	—	(3,000)	(3,000)

Net income (loss)	$264,415	$43,114	$(43,502)	$264,027

Loss and loss expense ratio	32.1%	34.2%		32.7%
Policy acquisition cost ratio	12.2%	22.8%		15.0%
General and administrative expense ratio	6.6%	18.1%		13.7%

Expense ratio	18.8%	40.9%		28.7%

Combined ratio	50.9%	75.2%		61.4%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income and Annualized Net Operating Return on Average Equity
For the three and nine months ended September 30, 2008 and 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Nine months ended
	September	September	September	September
	30, 2008	30, 2007	30, 2008	30, 2007
Net (loss) income	$(126,300)	$136,525	$16,096	$264,027

Adjustment for realized gain on repurchase of debentures	—	—	(8,752)	—
Adjustment for Aquiline termination fee	—	3,000	—	3,000
Adjustment for fair value of warrants issued	—	2,893	—	2,893
Adjustment for net realized losses (gains ) on investments	13,667	(1,010)	8,348	(823)
Adjustment for net unrealized losses (gains) on investments	14,649	(7,681)	72,608	(3,136)
Adjustment for foreign exchange (losses)gains	44,933	(5,818)	35,843	(9,210)

Net operating (loss)	$(53,051)	$127,909	$124,143	$256,751
Less: Dividends and distributions declared on outstanding warrants	(1,739)	—	(5,217)	—
Net (loss) income adjusted	(54,790)	127,909	118,926	256,751

Net income per share — diluted	$(1.71)	$1.90	$0.14	$4.11

Adjustment for realized gain on repurchase of debentures	—	—	(0.11)	—
Adjustment for Aquiline termination fee	—	0.04	—	0.05
Adjustment for fair value of warrants issued	—	0.04	—	0.04
Adjustment for net realized losses (gains ) on investments	0.18	(0.01)	0.11	(0.01)
Adjustment for net unrealized losses (gains) on investments	0.20	(0.11)	0.93	(0.05)
Adjustment for foreign exchange (losses)gains	0.60	(0.08)	0.46	(0.14)

Net operating (loss) income per share - diluted	$(0.73)	$1.78	$1.53	$4.00

Weighted average number of common shares and common share equivalents — diluted

Net operating (loss) income	$(53,051)	$127,909	$124,143	$256,751

Average shareholders’ equity	1,986,696	1,556,654	1,974,713	1,389,262

Annualized net operating return on average equity	(10.7)%	32.9%	8.4%	24.6%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Share
As at September 30, 2008 and December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	At September 30, 2008
			Exercise	Book value
	Equity amount	Shares	Price	per share
Book value per common share
Total shareholders’ equity	$1,916,611	74,878,137		$25.60

Diluted book value per common share
Total shareholders’ equity	$1,916,611	74,878,137
Assumed exercise of outstanding warrants	152,316	8,680,149	$17.55
Assumed exercise of outstanding options	52,619	2,889,582	$18.21
Unvested restricted shares	—	3,531,401

Diluted book value per common share	$2,121,546	89,979,269		$23.58

	At December 31, 2007
			Exercise	Book value
	Equity amount	Shares	Price	per share
Book value per common share
Total shareholders’ equity	$1,934,800	74,199,836		$26.08

Diluted book value per common share
Total shareholders’ equity	$1,934,800	74,199,836
Assumed exercise of outstanding warrants	152,869	8,711,729	$17.55
Assumed exercise of outstanding options	49,196	2,761,176	$17.82
Unvested restricted shares	—	3,367,961

Diluted book value per common share	$2,136,865	89,040,702		$24.00

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, additionally, you should not place undue reliance on any such statements. This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, interest rates and foreign currency exchange rates); 14) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission, as well as management’s response to any of the aforementioned factors. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), underwriting income, annualized net operating return on average equity and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statement of Operations”. Annualized net operating return on average equity is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Diluted Book Value Per
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm